UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2022 (July 1, 2022)

FINTECH ACQUISITION CORP. V

(Exact name of registrant as specified in its charter)

Delaware	001-39760	84-4794021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FTCVU	NASDAQ Capital Market
Class A common stock, par value $0.0001 per share	FTCV	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock	FTCVW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously announced, FinTech Acquisition Corp. V, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of March 16, 2021 (the “Original Merger Agreement”), with eToro Group Ltd., a company organized under the laws of the British Virgin Islands (“eToro”), and Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of eToro, which agreement was amended on December 30, 2021 (the “Merger Agreement Amendment” and together with the Original Merger Agreement, the “Merger Agreement”). Capitalized terms used but not defined herein have the respective meanings given to such terms in the Merger Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

On July 1, 2022, the Company and eToro entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties agreed to mutually terminate the Merger Agreement, effective immediately (the “Termination”). Pursuant to the Merger Agreement, the proposed merger was conditioned on the satisfaction of certain closing conditions, including relating to eToro’s registration statement, within the timeframe outlined by the Original Merger Agreement and as extended by the Merger Agreement Amendment. Despite the parties’ best efforts, such conditions were not satisfied within such time frame and the parties were unable to complete the transaction by the June 30, 2022 deadline.

As a result of the Termination, the Merger Agreement will be of no further force and effect, and certain transaction agreements entered into in connection with the Merger Agreement, including, but not limited to, the Lock-Up Agreements, the Sponsor Agreement, the Sponsor Commitment Letter and the Voting Agreements, will automatically either terminate in accordance with their terms or be of no further force and effect. Neither party will be required to pay the other any fees or expenses as a result of the Termination. The Company and eToro have also agreed, on behalf of themselves and their respective related parties, to a release of claims relating to the transactions contemplated under the Merger Agreement.

The foregoing description of the Termination and the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the full text of the Original Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2021, as amended by the Merger Agreement Amendment, which was previously filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K with the SEC on December 30, 2021, and the Termination Agreement, which is filed herewith as Exhibit 10.1, each of which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On July 5, 2022, the Company and eToro issued a joint press release announcing the Termination. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated as of July 1, 2022, by and between FinTech Acquisition Corp. V and eToro Group Ltd.
99.1	Press Release, dated as of July 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2022	FINTECH ACQUISITION CORP. V

	By:	/s/ James J. McEntee, III
	Name:	James J. McEntee, III
	Title:	President

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